                                                                    EXHIBIT 12.3

                               RJR NABISCO, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN MILLIONS)

                                                                                                    NINE MONTHS
                                                                                                       ENDED
                                                                                                SEPTEMBER 30, 1998
                                                                                                -------------------
Earnings before fixed charges:

  Income before income taxes..................................................................       $     237
  Add minority interest in pre-tax loss of Nabisco Holdings...................................              19
                                                                                                         -----
  Adjusted income before income taxes.........................................................             256
  Interest and debt expense...................................................................             591
  Interest portion of rental expense..........................................................              45
                                                                                                         -----
Earnings before fixed charges.................................................................       $     892
                                                                                                         -----
                                                                                                         -----

Fixed charges:
  Interest and debt expense...................................................................       $     591
  Interest portion of rental expense..........................................................              45
  Capitalized interest........................................................................               3
                                                                                                         -----
    Total fixed charges.......................................................................       $     639
                                                                                                         -----
                                                                                                         -----
Ratio of earnings to fixed charges............................................................             1.4
                                                                                                         -----
                                                                                                         -----